Contact:
James Preissler Chief Financial Officer CS China Acquisition Corp. 646-383-4832

FOR IMMEDIATE RELEASE

CS CHINA ACQUISITION CORP.
SECURITIES TO COMMENCE SEPARATE TRADING

Miami, Florida, September 4, 2008 - CS China Acquisition Corp. (OTC Bulletin Board: CSACF) announced today that holders of units issued in the Company’s initial public offering, which took place in August 2008, can separately trade the ordinary shares and warrants underlying such units. The ordinary shares and warrants will be quoted on the OTC Bulletin Board under the symbols CSAC and CSACW, respectively. Units not separated will continue to be quoted on the OTC Bulletin Board under the symbol CSACF.

CS China Acquisition Corp. is a newly formed blank check company organized for the purpose of acquiring, through a share exchange, asset acquisition, plan of arrangement, recapitalization, reorganization or similar business combination, an operating business, or control of such operating business, through contractual arrangements, that has its principal operations located in the People’s Republic of China.

# # #